EXHIBIT 10.1

SECOND AMENDMENT TO
SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

This is the Second Amendment (the “Second Amendment”) to the Employment Agreement (the “Agreement”), effective May 3, 2007, between Crown Holdings, Inc., (the “Company”), and Alan W. Rutherford (the “Executive”).

WHEREAS, the Executive is currently employed by the Company as its Executive Vice President and Chief Financial Officer.

WHEREAS, the Executive has elected to voluntarily retire from the Company during 2009 in accordance with Section 5.3 of the Agreement.

WHEREAS, in order to facilitate an orderly transition, the Executive has agreed to step-down as the Company’s Chief Financial Officer and to continue his employment as Executive Vice President until his retirement.

WHEREAS, the Executive acknowledges and agrees that his voluntary decision to step down as Chief Financial Officer does not constitute Good Reason under the Agreement.

NOW THEREFORE, in accordance with Section 12 of the Agreement and in consideration of the promises and the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

1. Section 2 of the Agreement is hereby amended in its entirety to read as follows:

“Position and Duties.  The Company agrees to continue to employ the Executive and the Executive hereby agrees to continue to be employed by the Company, upon the terms, conditions and limitations set forth in this Agreement.  The Executive shall serve as the Company’s Executive Vice President, with the customary duties, authorities and responsibility of such position of a publicly-traded corporation and such other duties, authorities and responsibility (a) as have been agreed upon by the Company and the Executive or (b) as may from time to time be delegated to the Executive by the Board as are consistent with such position.  The Executive agrees to perform the duties and responsibilities called for hereunder to the best of his ability and to devote his full time, energies and skills to such duties, with the understanding that he may participate in charitable and similar activities and may have business interests in passive investments which may, from time to time, require portions of his time, but such activities shall be done in a manner consistent with his obligations hereunder.”

Other than as modified by this Second Amendment, the Agreement is ratified and affirmed in all respects, including with respect to the Executive’s current level of compensation and benefits, and shall remain in full force and effect subject to the terms thereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment effective as of December 11, 2008.

Crown Holdings, Inc.

/s/ John W. Conway

Executive

/s/ Alan W. Rutherford

Alan W. Rutherford